January 26, 2011

China INSOnline Corp.

Attn.: Mr. Zhenyu Wang
Chairman & CEO

Re: **Forgiveness and cancellation the all outstanding loans**
**<u>with China INSOnline Corp. and its subsidiaries</u>**

I, Liu Lu, hereby forgive and cancel all outstanding loans and interests under the loan agreements dated September 16, 2010, October 10, 2010, October 16, 2010, November 4, 2010, December 1, 2010 and December 20, 2010 (collectively, the "Loan Agreements") in the amount of $377,598.59 (including outstanding loans of $374,445 and outstanding interests of $3,153.59) made to China INSOnline Corp. or Ever Trend Investment Limited, as applicable, with effective from the date of this letter. As a result of such forgiveness and cancellation, China INSOnline Corp. or Ever Trend Investment Limited, as applicable, I understand that I do not have any further rights, obligations and/or claims arising out of or pursuant to the Loan Agreements.

Yours faithfully,

刘璐

Liu Lu

ACCEPTED AND AGREED TO:
As of January 26, 2011
China INSOnline Corp.

By: ______________________
Name: Zhenyu Wang
Title: Chief Executive Officer

Ever Trend Investment Limited

By: ______________________
Name: Mingfei Yang
Title: Chief Financial Officer